Exhibit 99.1

Clearwater Paper Reports Second Quarter 2018 Results

SPOKANE, Wash.--(BUSINESS WIRE)--August 1, 2018--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the second quarter of 2018.

The company reported net sales of $432.1 million for the second quarter of 2018, up 0.6% compared to net sales of $429.7 million for the second quarter of 2017. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the second quarter of 2018 were $7.0 million, or $0.42 per diluted share, compared to net earnings for the second quarter of 2017 of $8.0 million, or $0.48 per diluted share. The decrease in net earnings was due to a weaker product mix in tissue products, higher input costs for transportation, wood fiber, and external pulp and reorganization expenses, all of which were partially offset by improved price and shipment volumes for paperboard, no planned major maintenance and lower expense associated with profit dependent accruals. Excluding certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, second quarter 2018 adjusted net earnings were $7.1 million, or $0.43 per diluted share, compared to second quarter 2017 adjusted net earnings of $7.9 million, or $0.48 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, were $42.4 million for the second quarter of 2018, compared to $45.7 million for the second quarter of 2017. Adjusted EBITDA for the quarter was $42.6 million, down 5.4% compared to second quarter 2017 Adjusted EBITDA of $45.0 million.

“We met our expectations in the second quarter due to record paperboard production and shipments, continued strong demand for paperboard and ultra-quality tissue, and cost savings from strategic capital and operational efficiency initiatives,” said Linda K. Massman, president and chief executive officer. “Those results were achieved in spite of a competitive tissue market, and high external pulp prices and transportation costs. For the second half of 2018, we are acutely focused on improving operating profit, generating cash, completing the expansion work at our Shelby, North Carolina facility and optimizing our network of assets to reduce costs and improve service to customers.”

SECOND QUARTER 2018 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $221.6 million for the second quarter of 2018, down 4.5% compared to second quarter 2017 net sales of $231.9 million. This decrease was due primarily to lower prices and weaker product mix reflected in a 6.0% reduction in retail converted case tissue shipment volumes offset by a 26.1% increase in non-retail parent roll shipments as we work to recover converted case business in the second half of 2018.

Operating loss for the second quarter of 2018 was $3.6 million, compared to operating income and margin of $10.7 million and 4.6% respectively, in the second quarter of 2017. After adjusting for certain non-core items identified in the attached Reconciliation of Non-GAAP Financial Measures, adjusted operating loss of $2.6 million for the second quarter of 2018 was down from $11.9 million and 5.1% of adjusted operating income and margin, respectively, for the same period in 2017. Adjusted EBITDA for the segment was $11.6 million in the second quarter of 2018, down from $27.7 million in the second quarter of 2017. These decreases were primarily due to lower average selling prices, the absorption of fixed costs over lower volumes of retail shipments and higher transportation costs.

Tissue Sales Volumes and Prices:

  Total tissue volumes sold were 90,386 tons in the second quarter of 2018, a decrease of 1.2% compared to 91,450 tons in the second quarter of 2017. Converted product cases shipped were 12.0 million in the second quarter of 2018, 5.4% lower than the 12.7 million cases shipped in the second quarter of 2017.
  Average tissue net selling prices decreased 3.2%, or $82 per ton, to $2,451 per ton in the second quarter of 2018, compared to $2,533 per ton in the second quarter of 2017, primarily due to product mix.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $210.5 million for the second quarter of 2018, up 6.5% compared to second quarter 2017 net sales of $197.8 million. The increase was due to record production levels and volume shipments coupled with higher paperboard prices.

Operating income and margin for the second quarter of 2018 were $34.2 million and 16.2%, compared to $21.1 million and 10.7%, respectively, for the second quarter of 2017. Adjusted EBITDA for the segment was $43.6 million in the second quarter of 2018, compared to $29.4 million in the second quarter of 2017. The improvement was primarily due to higher average selling prices and lower major maintenance spending, which more than offset increased costs for wood fiber in the Pacific Northwest and higher transportation costs.

Paperboard Sales Volumes and Prices:

  Paperboard sales volumes were 216,582 tons in the second quarter of 2018, an increase of 4.6% compared to 207,152 tons in the second quarter of 2017.
  Paperboard net selling prices increased 1.8% to $972 per ton for the second quarter 2018, compared to $955 per ton in the second quarter of 2017.

Taxes

The company's consolidated tax rate for the second quarter of 2018 was 26.5%. This compares to a 33.0% tax rate in the second quarter of 2017. The favorable tax rate for the second quarter of 2018 was primarily the result of the federal corporate rate reduction enacted with the Tax Cuts and Jobs Act.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the second quarters of 2018 and 2017, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, adjusted EBITDA, adjusted operating income and adjusted operating margin. Because these amounts are not in accordance with GAAP, reconciliations to net earnings, net earnings per diluted share and operating income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses EBITDA and Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies, and (iii) because our credit agreement and the indentures governing our outstanding notes use metrics similar to EBITDA to measure our compliance with certain covenants.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding future financial results and cash generation, completion of Shelby, N.C. expansion, optimization and cost reduction initiatives, and customer service. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: competitive pricing pressures for the company's products, including as a result of increased capacity as additional manufacturing facilities are operated by the company's competitors; the loss of, changes in prices in regards to, or a reduction in orders from, a significant customer; changes in customer product preferences and competitors' product offerings; the company's ability to successfully implement its operational efficiencies and cost savings strategies, including related capital projects and achieve the expected operational or financial results of those projects, including from the continuous digester at our Lewiston facility; the company's ability to execute on its growth and expansion strategies, including on-time completion of the company's planned new tissue manufacturing and converting operations in Shelby, North Carolina; customer acceptance and timing and quantity of purchases of the company's tissue products, including the existence of sufficient demand for and the quality of tissue produced by the expanded Shelby, North Carolina operations when completed; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; labor disruptions; changes in transportation costs and disruptions in transportation services; changes in the cost and availability of wood fiber and wood pulp; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to the company's manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; cyclical industry conditions; changes in expenses and required contributions associated with the company's pension plans; environmental liabilities or expenditures; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; the company’s inability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
Net sales	$432,099	100%	$429,663	100%	$869,051	100%	$867,188	100%
Costs and expenses:
Cost of sales[1]	(387,154)	90%	(381,061)	89%	(779,587)	90%	(768,121)	89%
Selling, general and administrative expenses[1]	(26,564)	6%	(29,454)	7%	(59,544)	7%	(59,409)	7%
Total operating costs and expenses	(413,718)	96%	(410,515)	96%	(839,131)	97%	(827,530)	95%
Income from operations	18,381	4%	19,148	4%	29,920	3%	39,658	5%
Interest expense, net	(7,723)	2%	(7,673)	2%	(15,743)	2%	(15,716)	2%
Non-operating pension and other postretirement benefit (costs) income[1]	(1,187)	—%	517	—%	(2,466)	—%	565	—%
Earnings before income taxes	9,471	2%	11,992	3%	11,711	2%	24,507	3%
Income tax provision	(2,510)	1%	(3,955)	1%	(2,150)	—%	(8,955)	1%
Net earnings	$6,961	2%	$8,037	2%	$9,561	1%	$15,552	2%
Net earnings per common share:
Basic	$0.42		$0.49		$0.58		$0.94
Diluted	0.42		0.48		0.58		0.94
Average shares outstanding (in thousands):
Basic	16,487		16,457		16,491		16,471
Diluted	16,555		16,590		16,573		16,612

[1]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$53,278	$15,738
Receivables, net	118,726	142,065
Taxes receivable	8,784	20,282
Inventories	262,213	266,043
Other current assets	8,132	8,661
Total current assets	451,133	452,789
Property, plant and equipment, net	1,171,368	1,050,982
Goodwill	244,161	244,161
Intangible assets, net	28,642	32,542
Other assets, net	24,093	21,778
TOTAL ASSETS	$1,919,397	$1,802,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$160,000	$155,000
Accounts payable and accrued liabilities	357,588	256,621
Current liability for pensions and other postretirement employee benefits	7,631	7,631
Total current liabilities	525,219	419,252
Long-term debt	570,908	570,524
Liability for pensions and other postretirement employee benefits	69,504	72,469
Other long-term obligations	37,734	43,275
Accrued taxes	3,116	2,770
Deferred tax liabilities	122,347	118,528
TOTAL LIABILITIES	1,328,828	1,226,818

Stockholders' equity	590,569	575,434
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,919,397	$1,802,252

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Six Months Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$9,561	$15,552
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	50,344	53,612
Deferred taxes	2,649	7,891
Employee benefit plans	326	(2,183)
Deferred issuance costs on debt	716	598
Other non-cash adjustments, net	427	1,072
Changes in working capital, net	36,317	23,742
Changes in taxes receivable, net	11,498	4,229
Other, net	(962)	(914)
Net cash flows from operating activities	110,876	103,599
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(78,600)	(85,709)
Other, net	807	417
Net cash flows from investing activities	(77,793)	(85,292)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	—	(4,875)
Borrowings on revolving credit facilities	124,063	117,000
Repayments of borrowings on revolving credit facilities	(119,063)	(144,000)
Other, net	(543)	(914)
Net cash flows from financing activities	4,457	(32,789)
Increase (decrease) in cash and cash equivalents	37,540	(14,482)
Cash and cash equivalents at beginning of period	15,738	23,001
Cash and cash equivalents at end of period	$53,278	$8,519

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018		2017		2018		2017
Segment net sales:
Consumer Products	$221,585	51%	$231,912	54%	$460,427	53%	$474,335	55%
Pulp and Paperboard	210,514	49%	197,751	46%	408,624	47%	392,853	45%
Total segment net sales	$432,099	100%	$429,663	100%	$869,051	100%	$867,188	100%

Operating income (loss):
Consumer Products[1]	$(3,604)	20%	$10,698	56%	$(1,975)	7%	$16,902	43%
Pulp and Paperboard[1]	34,192	186%	21,071	110%	60,346	202%	48,271	122%
	30,588		31,769		58,371		65,173
Corporate[1]	(12,207)	66%	(12,621)	66%	(28,451)	95%	(25,515)	64%
Income from operations	$18,381	100%	$19,148	100%	$29,920	100%	$39,658	100%

[1]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net earnings	$6,961	$8,037	$9,561	$15,552
Add back:
Interest expense, net	7,723	7,673	15,743	15,716
Income tax provision	2,510	3,955	2,150	8,955
Depreciation and amortization expense[3]	25,177	26,055	50,344	53,612
EBITDA[1]	$42,371	$45,720	$77,798	$93,835

Directors' equity-based compensation benefit	$(1,990)	$(1,483)	$(2,699)	$(2,933)
Reorganization related expenses associated with SG&A cost control measures	1,076	—	6,180	—
Consumer products reorganization related expenses	792	—	792	—
Other	338	—	338	—
Costs associated with Oklahoma City facility closure	—	275	—	2,349
Costs associated with Long Island facility closure	—	365	—	831
Manchester Industries acquisition related expenses	—	105	—	220
Write-off of assets as a result of Warehouse Automation project	—	41	—	41
Adjusted EBITDA[2]	$42,587	$45,023	$82,409	$94,343

[1]

EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[2]	Adjusted EBITDA excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[3]	Depreciation and amortization expense for the three months ended June 30, 2017 includes accelerated depreciation of $0.3 million associated with the Long Island facility and $0.2 million as a result of the warehouse automation project. In addition to these amounts, depreciation and amortization for the six months ended June 30, 2017 also includes $3.7 million of accelerated depreciation associated with the Oklahoma City facility closure.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Common Share
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net earnings	$6,961	$8,037	$9,561	$15,552
Adjustments, after-tax[1]:
Directors' equity-based compensation benefit	(1,472)	(988)	(2,004)	(1,945)
Reorganization expenses associated with SG&A cost control measures	796	—	4,624	—
Consumer products reorganization related expenses	586	—	586	—
Other	250	—	250	—
Impact of state tax rate changes	—	—	(676)	—
Costs associated with Oklahoma City facility closure	—	183	—	3,969
Costs associated with Long Island facility closure	—	440	—	748
Accelerated depreciation of assets as a result of Warehouse Automation project	—	161	—	161
Manchester Industries acquisition related expenses	—	70	—	146
Write-off of assets as a result of Warehouse Automation project	—	27	—	27
Adjusted net earnings[2]	$7,121	$7,930	$12,341	$18,658

GAAP net earnings per diluted share	$0.42	$0.48	$0.58	$0.94
Adjustments, after-tax[1]:
Directors' equity-based compensation benefit	(0.09)	(0.06)	(0.12)	(0.12)
Reorganization expenses associated with SG&A cost control measures	0.04	—	0.28	—
Consumer products reorganization related expenses	0.04	—	0.04	—
Other	0.02	—	0.02	—
Impact of state tax rate changes	—	—	(0.04)	—
Costs associated with Oklahoma City facility closure	—	0.01	—	0.24
Costs associated with Long Island facility closure	—	0.03	—	0.04
Accelerated depreciation of assets as a result of Warehouse Automation project	—	0.01	—	0.01
Manchester Industries acquisition related expenses	—	0.01	—	0.01
Adjusted net earnings per diluted share[2]	$0.43	$0.48	$0.74	$1.12

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that the Company does not believe are indicative of its core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Consumer Products:
Net sales	$221,585	$231,912	$460,427	$474,335
Operating (loss) income[5]	(3,604)	10,698	(1,975)	16,902
Depreciation and amortization expense[6]	14,220	16,292	28,517	34,534
Consumer Products EBITDA[1,5]	$10,616	$26,990	$26,542	$51,436
Reorganization expenses associated with SG&A cost control measures	216	—	1,659	—
Consumer products reorganization related expenses	792	—	792	—
Costs associated with Oklahoma City facility closure	—	275	—	2,349
Costs associated with Long Island facility closure	—	365	—	831
Write-off of assets as a result of Warehouse Automation project	—	41	—	41
Consumer Products Adjusted EBITDA[2,5]	$11,624	$27,671	$28,993	$54,657
Consumer Products EBITDA margin[3]	4.8%	11.6%	5.8%	10.8%
Consumer Products Adjusted EBITDA margin[4]	5.2%	11.9%	6.3%	11.5%
Pulp and Paperboard:
Net sales	$210,514	$197,751	$408,624	$392,853
Operating income[5]	34,192	21,071	60,346	48,271
Depreciation and amortization expense	9,361	8,356	18,790	16,461
Pulp and Paperboard EBITDA[1,5]	$43,553	$29,427	$79,136	$64,732
Reorganization expenses associated with SG&A cost control measures	92	—	383	—
Pulp and Paperboard Adjusted EBITDA[2,5]	$43,645	$29,427	$79,519	$64,732
Pulp and Paperboard EBITDA margin[3]	20.7%	14.9%	19.4%	16.5%
Pulp and Paperboard Adjusted EBITDA margin[4]	20.7%	14.9%	19.5%	16.5%

[1]	Segment EBITDA is segment operating income adjusted for depreciation and amortization.
[2]	Segment Adjusted EBITDA excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[3]	Segment EBITDA margin is defined as Segment EBITDA divided by Segment Net sales.
[4]	Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment Net sales.
[5]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[6]	Consumer Products depreciation and amortization expense for the three months ended June 30, 2017 includes accelerated depreciation of $0.3 million associated with the Long Island facility and $0.2 million as a result of the warehouse automation project. In addition to these amounts, depreciation and amortization expense for the six months ended June 30, 2017 also includes $3.7 million of accelerated depreciation associated with the Oklahoma City facility closure.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Adjusted Operating Income and Operating Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Consumer Products:
Net sales	$221,585	$231,912	$460,427	$474,335
Operating (loss) income[3]	(3,604)	10,698	(1,975)	16,902
Reorganization expenses associated with SG&A cost control measures	216	—	1,659	—
Consumer products reorganization related expenses	792	—	792	—
Costs associated with Oklahoma City facility closure [4]	—	275	—	6,012
Costs associated with Long Island facility closure[5]	—	661	—	1,127
Write-off of assets as a result of Warehouse Automation project	—	41	—	41
Accelerated depreciation of assets as a result of Warehouse Automation project	—	241	—	241
Consumer Products Adjusted operating (loss) income[1,3]	$(2,596)	$11,916	$476	$24,323
Consumer Products operating margin	(1.6)%	4.6%	(0.4)%	3.6%
Consumer Products Adjusted operating margin[2]	(1.2)%	5.1%	0.1%	5.1%

Pulp and Paperboard:
Net sales	$210,514	$197,751	$408,624	$392,853
Operating income[3]	34,192	21,071	60,346	48,271
Reorganization expenses associated with SG&A cost control measures	92	—	383	—
Pulp and Paperboard Adjusted operating income[1,3]	$34,284	$21,071	$60,729	$48,271
Pulp and Paperboard operating margin	16.2%	10.7%	14.8%	12.3%
Pulp and Paperboard Adjusted operating margin[2]	16.3%	10.7%	14.9%	12.3%

[1]	Segment Adjusted operating income excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.
[2]	Segment Adjusted operating margin is defined as Segment Adjusted operating income divided by Segment Net sales.
[3]	In the first quarter of 2018, the Company adopted a new accounting standard that resulted in a change in the presentation of pension and postretirement benefit costs other than service costs on a line outside of “Income from operations.” The corresponding prior period amounts have been reclassified to conform with the current period presentation.
[4]	Costs associated with the Oklahoma City facility closure for the six months ended June 30, 2017 include $3.7 million in accelerated depreciation.
[5]	Costs associated with the Long Island facility closure for the three and six months ended June 30, 2017 include accelerated depreciation of $0.3 million.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Income Tax Provision
Unaudited (Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP income tax provision	$(2,510)	$(3,955)	$(2,150)	$(8,955)
Adjustments, tax impact:
Directors' equity-based compensation benefit	518	495	695	988
Reorganization expenses associated with SG&A cost control measures	(280)	—	(1,556)	—
Consumer products reorganization related expenses	(206)	—	(206)	—
Other	(88)	—	(88)	—
Impact of state tax rate changes	—	—	(676)	—
Costs associated with Oklahoma City facility closure	—	(92)	—	(2,043)
Manchester Industries acquisition related expenses	—	(35)	—	(74)
Costs associated with Long Island facility closure	—	(221)	—	(379)
Write-off of assets as a result of Warehouse Automation project	—	(14)	—	(14)
Accelerated depreciation of assets as a result of Warehouse Automation project	—	(80)	—	(80)
Adjusted income tax provision[1]	$(2,566)	$(3,902)	$(3,981)	$(10,557)

[1]	Adjusted income tax provision excludes the impact of the items listed that the Company does not believe are indicative of its core operating performance.

CONTACT:
Clearwater Paper Corporation
(News media)
Shannon Myers, 509-344-5967
or
(Investors)
Robin S. Yim, 509-344-5906
Vice President, Investor Relations